EXHIBIT 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of SACO I Trust 2006-1 Mortgage Backed Notes, Series 2006-1 comprising part of the Registration Statement (No. 333-125422), of our report dated March 11, 2005 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

_/s/ PricewaterhouseCoopers LLP___

PricewaterhouseCoopers LLP

New York, New York

February 24, 2006

We hereby consent to the incorporation by reference in the Prospectus Supplement of SACO I Trust 2006-1 Mortgage Backed Notes, Series 2006-1 comprising part of the Registration Statement (No. 333-125422), of our report dated March 11, 2005 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

_/s/ PricewaterhouseCoopers ___

PricewaterhouseCoopers

Hamilton, Bermuda

February 24, 2006